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                                                                       Exhibit 1
                                                                       ---------

                            Joint Filing Agreement
                            ----------------------

     The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Insurance Auto Auctions, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

                              VALUEACT CAPITAL PARTNERS L.P.,

                              BY: VA PARTNERS, L.L.C., its General Partner

                                 /s/ George F. Hamel, Jr.
                              By:_____________________________________
Dated: February 16, 2001         George F. Hamel, Jr., Managing Member



                              VA PARTNERS, L.L.C.

                                 /s/ George F. Hamel, Jr.
                              By:_____________________________________
Dated: February 16, 2001         George F. Hamel, Jr., Managing Member


                              /s/ Jeffrey W. Ubben
                              ________________________________________
Dated: February 16, 2001      Jeffrey W. Ubben


                              /s/ George F. Hamel, Jr.
                              ________________________________________
Dated: February 16, 2001      George F. Hamel, Jr.


                              /s/ Peter H. Kamin
                              ________________________________________
Dated: February 16, 2001      Peter H. Kamin